Exhibit (99)(c)

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (Unaudited)

	June 30,	December 31,
(In millions, except per share data)	2006	2005
ASSETS
Cash and due from banks	$12,761	15,072
Interest-bearing bank balances	2,244	2,638
Federal funds sold and securities purchased under resale agreements (carrying amount of collateral held $11,657 at June 30, 2006, $3,341 repledged)	17,223	19,915

Total cash and cash equivalents	32,228	37,625

Trading account assets	46,552	42,704
Securities	120,453	114,889
Loans, net of unearned income	282,916	259,015
Allowance for loan losses	(3,021)	(2,724)

Loans, net	279,895	256,291

Loans held for sale	7,750	6,405
Premises and equipment	5,322	4,910
Due from customers on acceptances	1,010	824
Goodwill	23,550	21,807
Other intangible assets	1,435	1,208
Other assets	35,419	34,092

Total assets	$553,614	520,755

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	66,388	67,487
Interest-bearing deposits	261,226	257,407

Total deposits	327,614	324,894
Short-term borrowings	62,787	61,953
Bank acceptances outstanding	1,021	892
Trading account liabilities	18,409	17,598
Other liabilities	17,305	15,986
Long-term debt	74,627	48,971

Total liabilities	501,763	470,294

Minority interest in net assets of consolidated subsidiaries	2,979	2,900

STOCKHOLDERS’ EQUITY
Dividend Equalization Preferred shares, no par value, 97 million shares issued and outstanding at June 30, 2006	—	—
Non-Cumulative Perpetual Class A Preferred Stock, Series I, $100,000 liquidation preference per share, 25,010 shares authorized	—	—
Common stock, $3.33-1/3 par value; authorized 3 billion shares, outstanding 1.589 billion shares at June 30, 2006	5,298	5,189
Paid-in capital	34,086	31,172
Retained earnings	12,003	11,973
Accumulated other comprehensive income, net	(2,515)	(773)

Total stockholders’ equity	48,872	47,561

Total liabilities and stockholders’ equity	$553,614	520,755

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share data)	2006	2005	2006	2005
INTEREST INCOME
Interest and fees on loans	$4,823	3,362	9,144	6,536
Interest and dividends on securities	1,685	1,437	3,250	2,863
Trading account interest	387	354	712	732
Other interest income	509	549	1,005	1,024

Total interest income	7,404	5,702	14,111	11,155

INTEREST EXPENSE
Interest on deposits	2,035	1,221	3,814	2,271
Interest on short-term borrowings	755	670	1,473	1,271
Interest on long-term debt	973	453	1,693	842

Total interest expense	3,763	2,344	6,980	4,384

Net interest income	3,641	3,358	7,131	6,771
Provision for credit losses	59	50	120	86

Net interest income after provision for credit losses	3,582	3,308	7,011	6,685

FEE AND OTHER INCOME
Service charges	622	528	1,196	1,041
Other banking fees	449	355	877	706
Commissions (a)	588	585	1,211	1,172
Fiduciary and asset management fees (a)	808	746	1,569	1,472
Advisory, underwriting and other investment banking fees	318	257	620	490
Trading account profits (a)	164	49	383	157
Principal investing	189	41	292	100
Securities gains (losses)	25	136	(23)	134
Other income (a)	420	280	975	700

Total fee and other income	3,583	2,977	7,100	5,972

NONINTEREST EXPENSE
Salaries and employee benefits	2,652	2,324	5,349	4,725
Occupancy	291	271	566	521
Equipment	299	269	579	534
Advertising	56	48	103	92
Communications and supplies	162	158	329	320
Professional and consulting fees	184	155	351	282
Other intangible amortization	98	107	190	222
Merger-related and restructuring expenses	24	90	92	151
Sundry expense	495	366	941	813

Total noninterest expense	4,261	3,788	8,500	7,660

Minority interest in income of consolidated subsidiaries	90	71	185	135

Income before income taxes	2,814	2,426	5,426	4,862
Income taxes	929	776	1,813	1,591

Net income	$1,885	1,650	3,613	3,271

PER COMMON SHARE DATA
Basic earnings	$1.19	1.05	2.30	2.09
Diluted earnings	1.17	1.04	2.26	2.05
Cash dividends	$0.51	0.46	1.02	0.92
AVERAGE COMMON SHARES
Basic	1,585	1,564	1,570	1,567
Diluted	1,613	1,591	1,599	1,597

(a)	Amounts presented in 2005 have been reclassified to conform to the presentation in 2006.